As filed with the Securities and Exchange Commission on  July 28, 2006

Registration No. 333-134823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

87-0450450

(I.R.S. Employer Identification No.)

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott P. Mitchell

Think Partnership Inc.

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046

(Name, Address and Telephone Number of Agent for Service)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J.  Choate, Esq.

Shefsky & Froelich Ltd.

111 E. Wacker Drive, Suite 2800

Chicago, Illinois  60601

(312) 836-4066

(312) 275-7554 (Facsimile)

At such time or times after the effective date of the registration statement as the selling security holders shall determine.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common stock, $.001 par value	53,281,511 shares	$1.885	$100,435,648.24	$10,747	(3)

(1)             Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)             Calculated in accordance with Rule 457(c).

(3)             Previously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is  not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY [     ], 2006

PROSPECTUS

53,281,511 SHARES OF COMMON STOCK

THINK PARTNERSHIP INC.

Certain selling shareholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of the selling shareholders. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the American Stock Exchange under the symbol “THK.”

Investing in our common stock involves certain risks. See “Risk Factors” set forth on our Current Report on Form 8-K filed June 7, 2006 which is incorporated into the prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with another offering of up to 23,625,301 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on July 24, 2006 (File No. 333-121761).

The date of this Prospectus is July [     ], 2006

iii

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

TABLE OF CONTENTS

SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
INDEMNIFICATION OF OFFICERS AND DIRECTORS
SELLING SHAREHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US; INCORPORATION OF DOCUMENTS BY REFERENCE

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, certain of our stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock. Each time our stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read carefully this prospectus, any supplement included with this prospectus, and the documents incorporated into the prospectus by reference, especially the risks of investing in our common stock discussed in the incorporated documents.

We are a Nevada corporation headquartered in Clearwater, Florida.  Through our wholly-owned direct and indirect subsidiaries we provide world class technology solutions to businesses and individuals.

From 1993 until 1997 we had no operations.  In 1997, we acquired two private companies that were subsequently divested.  In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc.  Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations.  Our business is organized into three segments: Think Technology Services, Think Marketing Services and Think Consumer Services.

Our Think Technology Services segment, comprised of our wholly-owned subsidiaries Ozona Online Network, Inc., KowaBunga! Marketing, Inc. and Litmus Media, Inc., offers world class technology and marketing solutions to online marketers and advertisers.  Ozona Online Network provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access.  Kowabunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.  Litmus offers integrated solutions for performance-based advertising, search marketing and e-retailing industries.

Our Think Marketing Services segment is comprised of our wholly-owned subsidiaries, MarketSmart Advertising, Inc., MarketSmart Interactive, Inc., PrimaryAds Inc., Morex Marketing, LLC, Web Diversity Limited and iLead Media, LLC.  MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia.  MarketSmart Interactive, Inc. offers interactive marketing solutions to more than 500 clients designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search marketing and affiliate marketing.  PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up to receive emails or filling out a survey.  Morex is a life stages lead generation business that focuses on marketing to expectant and new parents.  Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers.  Web Diversity Limited is based in the United Kingdom and provides paid search management and organic search assistance.  iLead provides online home business opportunities for individuals through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available through drop-ship partners.

Our Think Consumer Services segment is comprised of our direct and indirect subsidiaries, Real Estate School Online, Inc. and Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc. Real Estate School Online is an online real estate education site, providing accredited real estate licensing courses in Florida and Georgia.  Cherish, and its wholly-owned subsidiaries, Personals Plus, and Vintacom offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites.  Users specify the type of person or couple they are looking for by age, gender, hobbies, and location, and then make contact with that individual or those individuals in an online environment.  Revenues are generated from a monthly membership fee, approximately $25 per month per community, which allows users to obtain complete access to that community.  In addition to providing traditional dating and relationship services, some of Cherish’s websites also display adult content and encourage the exploration of alternative lifestyles.  We are negotiating a sale of this segment.

As of July 14, 2006 we employed, through our operating subsidiaries, 330 persons.  Our principal executive offices are located at 28050 US 19 North, Suite 509, Clearwater, Florida 33761.  Our telephone number is (727) 324-0046.  The address of our website is www.thinkpartnership.com.

The Offering

This prospectus relates to the offer and sale of up to 53,281,511 shares of our common stock, $0.001 par value, all of which may be sold from time to time by the selling shareholders described in this prospectus.  Of the shares being offered hereby, 6,625,000 shares are issuable on the exercise of warrants covering 125% of the number of shares of common stock issuable upon exercise of the warrants purchased in connection with our placement of Series A convertible preferred stock, 13,250,000 shares are issuable upon conversion of Series A convertible preferred stock, 20,880,611 shares are issuable if earnout conditions are satisfied pursuant to the terms of agreements governing our prior purchases of certain of our subsidiaries.  The remaining 12,525,900 shares are presently owned by selling shareholders.  All of the shares being offered for sale by this prospectus may be sold from time to time by the selling shareholders named herein.  We will not receive any proceeds from the sale of shares by the selling shareholders. We will receive proceeds of approximately $13.25 million if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  As of July 14, 2006, we had 53,043,695 shares of common stock outstanding and warrants or options, exercisable at various prices, to acquire 14,069,599 additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement. In particular, you should consider the numerous risks outlined under “Risk Factors” in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference.

Those risk factors are not exhaustive.  Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  In evaluating our business, prospective investors should carefully consider the risk factors in addition to the other information included in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  We discuss the risks in this prospectus in greater detail under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus, and we do not assume any obligation to update any of these statements, except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. We will receive proceeds of approximately $13.25 million if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As authorized by the General Corporation Law of Nevada, our by-laws limit the liability of our officers or directors for monetary damages for breach of fiduciary duty of care as an officer or director.  Notwithstanding the foregoing sentence, a director or officer will be liable to the extent that he or she engages in:

•                  acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

•                  we unlawfully pay dividends in violation of Section 78.300 of the General Corporation Law of Nevada.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above.  The provision does not limit our rights or the rights of any shareholder seeking injunctive relief or rescission if an officer or director breaches his or her duty of care.  This provision does not alter the liability of officers or directors under federal securities laws.  Our by-laws further permit us to indemnify any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.  These provisions may be sufficiently broad to permit indemnification of our officers and directors arising under federal securities law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (referred to herein as the “Securities Act” or the “Securities Act of 1933”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the aggregate number of shares of common stock beneficially owned by each selling shareholder as of July 14, 2006, and the aggregate number of shares of common stock that each selling shareholder may offer and sell pursuant to this prospectus.

Of the shares being offered hereby, 6,625,000 shares represent 125% of the number of shares of common stock issuable upon exercise of the warrants purchased in connection with our placement of Series A convertible preferred stock, 13,250,000 shares are issuable upon conversion of Series A convertible preferred stock, 20,880,611 shares are issuable if earnout conditions are satisfied pursuant to the terms of agreements governing our prior purchases of certain of our subsidiaries.  The remaining 12,525,900 shares relate to shares presently owned by selling shareholders.  We closed the sale of $26.5 million of Series A Convertible Preferred Shares and warrants to purchase up to 5.3 million shares of our common stock to certain accredited investors listed herein on April 5, 2006, pursuant to a definitive Securities Purchase Agreement, dated as of March 20, 2006. The holders of the preferred stock have the right to convert their holdings into shares of common stock at a price of $2.00 per share subject to possible adjustments from time to time. If not converted, we will be required to redeem the preferred stock on April 5, 2008. The holders of the preferred stock will initially be paid dividends on the preferred stock equal to 10% of the face value of the preferred stock. The warrants issued in connection with our private placement of the Series A Convertible Preferred Shares are exercisable for five years at an initial exercise price of $2.50 per share, subject to certain adjustments.

Under the terms of the certificate of designations of the Series A convertible preferred and the warrants issued pursuant to the Securities Purchase Agreement, dated as of March 20, 2006, by and among the Company and the buyers listed on the signature pages thereto (the “Buyers”), a selling shareholder may not convert shares of Series A convertible preferred stock or exercise those warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of Company common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination, shares of common stock issuable upon conversion of the convertible preferred shares which have not been converted and upon exercise of the warrants which have not been exercised.  The number of shares beneficially owned prior to the offering listed in the second column does not reflect this limitation.

Because the selling shareholders may offer all or a portion of the shares at any time and from time to time after the date hereof, or none of the shares, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of the offering.  Of the shares offered hereby, 12,525,900 shares are issued and outstanding as of the date of this prospectus, and an aggregate of 40,755,611 shares have been reserved for issue by the Company to certain of the selling shareholders upon exercise of warrants, conversion of Series A convertible preferred stock or satisfaction of earnout provisions of certain acquisition agreements.  The earnout provisions of the acquisition agreements generally provide for the shareholders of the acquired companies to receive shares should the acquired entity achieve certain earnings targets during the twelve calendar quarters following the closing of the acquisition.  Any shares covered by this prospectus that we do not actually issue will be de-registered.  The number and percentage of shares beneficially owned after the offering will depend, among other things, on the number of shares actually sold by that selling shareholder.  The table set forth below does not include any additional number of shares which may be issued to prevent dilution resulting from stock splits, stock dividends or similar events, all of which shares, to the extent permitted under Rule 416 of the Securities Act, are being offered by this prospectus.

Except as described in the footnotes below and for the ownership of the Series A convertible preferred stock and warrants issued pursuant to the Securities Purchase Agreement, dated as of March 20, 2006, by and among the Company and the Buyers, the Buyers have not had any material relationship with the Company in the past three years.

Selling shareholder	No. Shares Beneficially Owned Prior to Offering(a)	Maximum No. Shares Being Offered(a)	No. Shares Beneficially Owned After Offering(b)	% of Outstanding Shares Owned After Offering
Magnetar Capital Master Fund, Ltd.(1) (2)	8,125,200	3,750,000	4,375,200	7.9%
Heller Capital Investments, LLC(3)	750,000	750,000	0	0%
Heller Family Foundation(4)	375,000	375,000	0	0%
Mac & Co(5)	241,500	241,500	0	0%
Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems(6)	63,000	63,000	0	0%
Calhoun & Co FFC City of Dearborn General Employees Retirement Systems(7)	39,750	39,750	0	0%
William Blair Small Cap Growth Fund(8)	5,340,000	5,340,000	0	0%
Booth & Co FFC Hartmarx Retirement Income Trust(9)	81,000	81,000	0	0%
Booth & Co FFC Rush University Medical Center Endowment Account(10)	106,500	106,500	0	0%
Booth & Co FFC Rush University Medical Center Pension and Retirement(11)	128,250	128,250	0	0%
Bear Stearns Sec. Corp. Cust. J. Steven Emerson Inv. Act. (12)	450,000	450,000	0	0%
Bear Stearns Sec. Corp. FBO J. Steven Emerson Roth IRA(13)	1,500,000	1,500,000	0	0%
Bear Stearns Sec. Corp. FBO J. Steven Emerson IRA Rollover II(14)	2,550,000	2,550,000	0	0%

Selling shareholder	No. Shares Beneficially Owned Prior to Offering(a)		Maximum No. Shares Being Offered(a)		No. Shares Beneficially Owned After Offering(b)		% of Outstanding Shares Owned After Offering
Umbtru & Co. FBO Oberweis Emerging Growth Fund(15)	2,025,000		2,025,000		0		0%
Umbtru & Co. FBO Oberweis Micro-Cap Fund(16)	975,000		975,000		0		0%
Fort Mason Master, LP(17)	1,901,528		1,408,500		493,028		*
Fort Mason Partners, LP(18)	123,472		91,500		31,972		*
Gregory J. Cox	350,000	(19)	333,334		16,666	(19)	*
M. Lewis Finch, III	350,000	(19)	333,334		16,666	(19)	*
Steven Thanhauser	350,000	(19)	333,334		16,666	(19)	*
Paul Widisky	446,244	(20)	426,244		20,000	(20)	*
Richard Anderson (33)	75,358		75,358		0		0%
Todd Farmer (c)	1,413,909	(21)	1,413,909	(21)	0		0%
Theresa Farmer	63,909		63,909		0		0%
Kenneth M. Harlan (d)	4,225,000	(22)	4,225,000	(22)	0		0%
David J. Harlan (d)	1,300,000	(23)	1,300,000	(23)	0		0%
Steven M. Harlan (d)	650,000	(24)	650,000	(24)	0		0%
Matthew S. Sessanta (d)	325,000	(25)	325,000	(25)	0		0%
Perry Johannesburg (34)	1,023,256		1,023,256		0		0%
Brad Hogg (35)	412,226		412,226		0		0%
Kim Eykelboom	609,903		593,003		16,900		*
Michael Baldock (36)	30,129		30,129		0		0%
Terry Schultz (37)	30,129		30,129		0		0%
Jeff Hogg (38)	30,129		30,129		0		0%

Selling shareholder	No. Shares Beneficially Owned Prior to Offering(a)		Maximum No. Shares Being Offered(a)		No. Shares Beneficially Owned After Offering(b)	% of Outstanding Shares Owned After Offering
Lloyd Ecker (e)	6,055,239	(26)	6,055,239	(26)	0	0%
Robert Moore (e)	6,055,239	(26)	6,055,239	(26)	0	0%
Christina MacNicholl (e)	1,064,657	(27)	1,064,657	(27)	0	0%
Whatifholdings LLC (e)	133,082	(28)	133,082	(28)	0	0%
Dylan Deprenger (f)	170,000	(29)	170,000	(29)	0	0%
John Linden (f)	2,499,000	(30)	2,499,000	(30)	0	0%
Jeff McReynolds (f)	583,100	(31)	583,100	(31)	0	0%
Tobias Teeter (f)	5,290,290	(32)	5,247,900	(32)	42,390	*

* Indicates that after the offering the selling shareholder will hold less than 1% of the shares of common stock outstanding as of July 14, 2006.

(a)                                  In accordance with the terms of the registration rights agreement we entered into with certain selling shareholders, this prospectus covers the resale of at least 125% of the number of shares of common stock issuable upon exercise of warrants as of the trading day immediately preceding the date our registration statement is initially filed with the SEC.  The amounts listed in these columns reflect the fully-diluted common stock ownership of the selling shareholders and include, where applicable, the (i) the maximum number of shares of common stock issuable upon conversion of the convertible preferred stock as of June 6, 2006 and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants as of June 6, 2006 (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Because the conversion price of the convertible preferred stock and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  Ownership as so determined does not reflect “beneficial ownership” as calculated pursuant to Rule 13d-3 of the rules and regulations under the Securities Exchange Act of 1934, as amended. Accordingly, for purposes of setting forth ownership in the above table, we have disregarded the 4.99% limitation on ownership applicable to our convertible preferred stock and warrants.

(b)                                 Assumes all shares being registered will be sold; actual number to be sold, if any, is in the sole discretion of the holder in question.

(c)                                  The selling shareholder was issued the shares included for registration hereunder in connection with our March 11, 2005 acquisition of KowaBunga! Marketing, Inc.  Pursuant to our acquisition agreement of KowaBunga!, the former shareholder of KowaBunga! may receive an aggregate earnout payment of up to $4,950,000 based on the pre-tax earnings of KowaBunga! for the first twelve full calendar quarters following the closing of the acquisition.  To the extent earned, up to $2,700,000 million of the earnout payment will be paid in shares of our common stock and up to $2,250,000 will be paid in cash.

(d)                                 The selling shareholder is a former shareholder of PrimaryAds, Inc. and was issued the shares included for registration hereunder in connection with our April 22, 2005 acquisition of PrimaryAds.  Pursuant to our acquisition agreement of PrimaryAds, the former shareholders of PrimaryAds may receive an aggregate earnout payment of up to $16,000,000 based on the pre-tax earnings of PrimaryAds for the first twelve full calendar quarters following the closing of the acquisition. The first $10,000,000 of the earnout payment, to the extent earned, will be paid in shares of our common stock. The remainder of the earnout payment, to the extent earned, will be paid 50% in cash and 50% in shares of our common stock.

(e)                                  The selling shareholder is a former member of Morex Marketing Group, LLC and was issued the shares included for registration hereunder in connection with our January 20, 2006 acquisition of Morex.  Pursuant to our acquisition agreement of Morex, the former members of Morex may receive earnout payments to be paid in 2007, 2008 and 2009.  Each year’s earnout payment shall be equal to the difference between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid by us including any earnout payments; provided, however, in no event shall the total aggregate merger consideration including the earnout payments payable to the members of Morex exceed $50 million.  Each earnout payment, to the extent earned, will be paid 50% in cash and 50% in shares of our common stock; provided that in our sole discretion, we may pay to the members of Morex in cash any earnout payment that is otherwise required to be paid in shares of common stock, if the delivery of such shares of the common stock would cause the total acquisition consideration paid by us in the form of common stock to exceed 7,674,305 shares.

(f)                                    The selling shareholder is a former shareholder of Litmus Media, Inc. and was issued the shares included for registration hereunder in connection with our April 5, 2006 acquisition of Litmus.  Pursuant to our acquisition agreement of Litmus, the former shareholders of Litmus may receive aggregate earnout payments of up to $19,950,000 based on the aggregate pre-tax earnings of Litmus for the first 12 calendar quarters following the closing of the acquisition. To the extent earned, up to $10,500,000 of the earnout payment will be paid in shares of our common stock and up to $9,450,000 will be paid in cash.

(1)                                  Includes 2,500,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 1,250,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  The Registration Rights Agreement dated March 20, 2006 into which we entered with the selling shareholder requires that the $2.00 exercise price be used to determine the number of shares to be registered.

(2)                                  Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund.  Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund.  Alec Litowitz has voting control over Supernova Management LLC, which is the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC.  As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC.  Mr. Litowitz disclaims beneficial ownership of these shares.

(3)                                  Includes 500,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 250,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Ronald I. Heller has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 1,125,000 shares in the aggregate.

(4)                                  Includes 250,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 125,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Ronald I. Heller has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 1,125,000 shares in the aggregate.

(5)                                  Includes 161,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 80,500 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(6)                                  Includes 42,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 21,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(7)                                  Includes 26,500 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 13,250 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(8)                                  Includes 3,560,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 1,780,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(9)                                  Includes 54,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 27,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(10)                            Includes 71,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 35,500 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(11)                            Includes 85,500 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 42,750 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 6,000,000 shares in the aggregate.

(12)                            Includes 300,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 150,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,500,000 shares in the aggregate.

(13)                            Includes 1,000,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 500,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,500,000 shares in the aggregate.

(14)                            Includes 1,700,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 850,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,500,000 shares in the aggregate.

(15)                            Includes 1,350,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 675,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  James W. Oberweis has voting and dispositive power with respect to the shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities.

(16)                            Includes 650,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 325,000 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  James W. Oberweis has voting and dispositive power with respect to the shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities.

(17)                            Includes 939,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 469,500 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Dan German has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 2,025,000 shares in the aggregate.

(18)                            Includes 61,000 shares of common stock which may be issuable upon conversion of Series A convertible preferred stock and 30,500 shares of common stock underlying a warrant to purchase shares of common stock (assuming for purposes hereof that the exercise price is equal to $2.00, subject to adjustment for stock splits and stock dividends).  Dan German has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 2,025,000 shares in the aggregate.

(19)                            Includes warrants to purchase 16,666 shares of common stock.  Since our January 14, 2005 acquisition of MarketSmart Advertising, Inc., RightStuff, Inc. and CheckUp Marketing, Inc. (collectively, the “MarketSmart Companies”): Mr. Cox has served as the vice president of the MarketSmart Companies; Mr. Finch has served as the president of the MarketSmart Companies; and Mr. Thanhauser as the chief executive officer of the MarketSmart Companies.  The shares being offered hereby were issued to the selling shareholders as consideration for our acquisition of the MarketSmart Companies.

(20)                            Includes warrants to purchase 20,000 shares of common stock.  Since our February 21, 2005 acquisition of our Personal Plus, Inc. subsidiary, Mr. Widisky has served as the president and chief executive officer of Personals Plus.  The shares being offered hereby were issued to Mr. Widisky as consideration for our acquisition of Personals Plus.

(21)                            Includes 1,350,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our March 11, 2005 acquisition of our KowaBunga! Marketing, Inc. subsidiary, Mr. Farmer has served as the president and chief executive officer of KowaBunga!.  The shares being offered hereby were issued, or may be issued as an earnout payment, as consideration for our acquisition of KowaBunga!.

(22)                            Includes 4,225,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our April 22, 2005 acquisition of our PrimaryAds, Inc. subsidiary, Mr. Harlan has served as the president of PrimaryAds.  The shares being offered hereby may be issued as an earnout payment as consideration for our acquisition of PrimaryAds.

(23)                            Includes 1,300,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our April 22, 2005 acquisition of our PrimaryAds, Inc. subsidiary, Mr. Harlan has served as the director of affiliate technology of PrimaryAds.  The shares being offered hereby may be issued as an earnout payment as consideration for our acquisition of PrimaryAds.

(24)                            Includes 650,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our April 22, 2005 acquisition of our PrimaryAds, Inc. subsidiary, Mr. Harlan has served as the director of affiliate finance of PrimaryAds.  The shares being offered hereby may be issued as an earnout payment as consideration for our acquisition of PrimaryAds.

(25)                            Includes 325,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued. Since our April 22, 2005 acquisition of our PrimaryAds, Inc. subsidiary, Mr. Harlan has served as the director of affiliate relationships of PrimaryAds.  The shares being offered hereby may be issued as an earnout payment as consideration for our acquisition of PrimaryAds.

(26)                            Includes 3,540,178 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our January 20, 2006 acquisition of Morex Marketing Group, LLC subsidiary Messrs. Ecker and Moore have served as the co-chief executive officers of Morex.  The shares being offered hereby were issued, or may be issued, to the selling shareholders as consideration for our acquisition of Morex.

(27)                            Includes 622,449 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued. Since our January 20, 2006 acquisition of Morex Marketing Group, LLC, Ms. MacNicholl has served as the chief operating officer of Morex.  The shares being offered hereby were issued, or may be issued, to Ms. MacNicholl as consideration for our acquisition of Morex.

(28)                            Includes 77,806 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Josh Gillon has voting and dispositive power with respect to the shares to be resold by the selling shareholder.

(29)                            Includes 105,000 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our April 5, 2006 acquisition of our Litmus Media, Inc. subsidiary, Mr. Deprenger has been employed by Litmus Media.  The shares being offered hereby were issued, or may be issued, to Mr. Deprenger as consideration for our acquisition of Litmus Media.

(30)                            Includes 1,543,500 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued. Since our April 5, 2006 acquisition of our Litmus Media, Inc. subsidiary, Mr. Linden has served as co-president of Litmus Media.  The shares being offered hereby were issued, or may be issued, to Mr. Linden as consideration for our acquisition of Litmus Media.

(31)                            Includes 360,150 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our April 5, 2006 acquisition of our Litmus Media, Inc. subsidiary, Mr. McReynolds has been employed by Litmus Media.  The shares being offered hereby were issued, or may be issued, to Mr. McReynolds as consideration for our acquisition of Litmus Media.

(32)                            Includes 3,241,350 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued. Since our April 5, 2006 acquisition of our Litmus Media, Inc. subsidiary, Mr. Teeter has served as co-president of Litmus Media.  The shares being offered hereby were issued, or may be issued, to Mr. Teeter as consideration for our acquisition of Litmus Media.

(33)                            Since our February 21, 2005 acquisition of our Ozona Online, Inc. subsidiary, Mr. Anderson has served as the president and chief executive officer of Ozona Online.  The shares being offered hereby were issued to Mr. Anderson as consideration for our acquisition of Ozona Online.

(34)                            Since our July 14, 2005 acquisition of our Real Estate School Online, Inc. subsidiary, Mr. Johannesburg has served as the president of Real Estate School Online.  The shares being offered hereby were issued to Mr. Johannesburg as consideration for our acquisition of Real Estate School Online.

(35)                            Since our December 2, 2005 acquisition of our Vintacom Media Group, ULC subsidiary, Mr. Hogg has served as president of Vintacom.  The shares being offered hereby were issued to Mr. Hogg as consideration for our acquisition of Vintacom.

(36)                            Since our December 2, 2005 acquisition of our Vintacom Media Group, ULC subsidiary, Mr. Baldock has served as vice president of operations of Vintacom.  The shares being offered hereby were issued to Mr. Baldock as consideration for our acquisition of Vintacom.

(37)                            Since our December 2, 2005 acquisition of our Vintacom Media Group, ULC subsidiary, Mr. Schultz has served as vice president of information technology of Vintacom.  The shares being offered hereby were issued to Mr. Schultz as consideration for our acquisition of Vintacom.

(38)                            Since our December 2, 2005 acquisition of our Vintacom Media Group, ULC subsidiary, Mr. Hogg has been employed by Vintacom.  The shares being offered hereby were issued to Mr. Hogg as consideration for our acquisition of Vintacom.

DESCRIPTION OF SECURITIES

The shares that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Exchange Act.  Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

PLAN OF DISTRIBUTION

We are registering the shares of common stock (1) issued to the shareholders of certain companies we have acquired or (2) issuable upon (a) conversion of Series A convertible preferred stock, (b) exercise of warrants issued in connection with the private placement of the Series A convertible preferred stock or (c) satisfaction of the terms and conditions of earnout provisions of certain acquisition agreements, in each case to permit the resale of these shares by these shareholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock; however, we will receive proceeds of approximately $13.25 million if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•              on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•              in the over-the-counter market;

•              in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•              through the writing of options, whether such options are listed on an options exchange or otherwise;

•              ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•              block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•              purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•              an exchange distribution in accordance with the rules of the applicable exchange;

•              privately negotiated transactions;

•              short sales made after the date the Registration Statement is declared effective by the SEC;

•              sales pursuant to Rule 144;

•              broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•              a combination of any such methods of sale; and

•              any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible preferred stock or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $55,747 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed on for us by Shefsky & Froelich Ltd.  As of July 14, 2006, two of the shareholders of Shefsky & Froelich Ltd. each own shares of common stock of the Company.  Each owns less than 1% of our outstanding shares.  One shareholder owns 51,085 shares of our common stock, warrants to purchase 4,879 shares of our common stock at $2.05 per share and warrants to purchase 4,715 shares of our common stock at $4.15 per share.  The other shareholder owns 2,000 shares of our common stock.  The validity of the shares of common stock offered hereby has been passed on for us by Rosenfeld Roberson Johns & Durrant, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2005 and 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2005 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Morex Marketing Group, LLC for the years ended December 31, 2005 and 2004 and the combined financial statements of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed June 7, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Litmus Media, Inc. for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed May 17, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of iLead Media, Inc. for the year ended December 31, 2005 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  The financial statements of iLead Media, Inc. for the year ended December 31, 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Hansen, Bradshaw, Malmrose & Erickson, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US;
INCORPORATION OF DOCUMENTS BY REFERENCE

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov.  We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to the company and the shares, you should consult the registration statement and its exhibits. The registration statement and any of amendments to the registration statement, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information.  The information we incorporate by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede the information in this prospectus.  The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-32442) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated herein by reference:

(i) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;

(ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 15, 2006;

(iii) our current reports on Form 8-K filed with the SEC on January 25, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 17, 2006, May 30, 2006, June 7, 2006, June 12, 2006, June 29, 2006 and July 6, 2006;

(iv) the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

(v) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

All documents filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering by, for example, filing of a post-effective amendment indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, are expressly incorporated by reference into this prospectus to be a part of this prospectus from the date of filing of such documents.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting Jody Brown at the following address or telephone numbers: MarketSmart Interactive, Inc., 300 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (919) 433-3000.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement and this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, salesperson or any other person to provide you with different information or represent anything that is not contained in this prospectus.  The information in this prospectus is only accurate as of the date of the front cover of this prospectus.  This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
INDEMNIFICATION OF OFFICERS AND DIRECTORS
SELLING SHAREHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US; INCORPORATION OF DOCUMENTS BY REFERENCE

THINK PARTNERSHIP INC.

PROSPECTUS

July [  ], 2006

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   Other Expenses of Issuance and Distribution

The following is a schedule of the estimated expenses to be incurred by us in connection with the issuance and sale of the securities being registered hereby.  All amounts are estimates.  No portion of these expenses will be paid by the selling shareholders.

Registration Fee		$10,747
Accounting Fees and Expenses	$	*10,000
Legal Fees and Expenses	$	*25,000
Miscellaneous	$	*10,000
Total	$	*55,747

*Estimated

Item 15.                   Indemnification of Directors and Officers

As authorized by the General Corporation Law of Nevada, our by-laws limit the liability of our officers or directors for monetary damages for breach of fiduciary duty as an officer or director.  Notwithstanding the foregoing sentence, a director or officer will be liable to the extent that he or she engages in:

•                  acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

•                  we unlawfully pay dividends in violation of Section 78.300 of the General Corporation Law of Nevada.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above.  The provision does not limit our rights or the rights of any shareholder seeking injunctive relief or rescission if an officer or director breaches his or her duty of care.  This provision will not alter the liability of officers or directors under federal securities laws.  Our by-laws further permit us to indemnify any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.  These provisions may be sufficiently broad to permit indemnification of our officers and directors arising under federal securities law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.                   Exhibits

See Exhibit Index.

Item 17.                   Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in Item 14 above, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby further undertakes:

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby further undertakes that

(4) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report under Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby further undertakes:

(6) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on July 28, 2006.

THINK PARTNERSHIP INC. (Registrant)

By:	/s/ Scott P. Mitchell
Scott P. Mitchell, Chief Executive Officer, President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below as a Director and/or officer of Think Partnership Inc. hereby constitutes and appoints Scott P. Mitchell their true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such  attorneys-in-fact  and agents,  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as  fully  to all  intents  and  purposes  as he might or could do in person,  hereby  ratifying and  confirming all that such  attorneys-in-fact and agents,  or either  of them,  or his or their  substitute  or  substitutes,  may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Scott P. Mitchell *	Chief Executive Officer, President, Secretary and Director	July 28, 2006
Scott P. Mitchell

/s/ Frederick P. Lyte *	Director	July 28, 2006
Frederick P. Lyte

/s/ Patrick W. Walsh *	Director	July 28, 2006
Patrick W. Walsh

/s/ Vincent J. Mesolella *	Director	July 28, 2006
Vincent J. Mesolella

/s/ Xavier Hermosillo *	Director	July 28, 2006
Xavier Hermosillo

/s/ Robert T. Geras *	Director	July 28, 2006
Robert T. Geras

/s/ George Mellon *	Director	July 28, 2006
George Mellon

/s/ Joshua Metnick *	Director	July 28, 2006
Joshua Metnick

/s/ Jody Brown *	Chief Financial Officer, Principal Accounting	July 28, 2006
Jody Brown	Officer and Treasurer

INDEX OF EXHIBITS

EXHIBIT NO.

4.1	Form of Warrant to purchase common stock of Registrant for August 2004 offering. (1)

4.2	Form of Warrant to purchase common stock of Registrant for December 6, 2004 offering. (1)

4.3	Form of Registration Rights Agreement by and among Registrant and certain of its shareholders for December 6, 2004 offering. (1)

4.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Think Partnership Inc. (2)

4.5	Registration Rights Agreement dated as of March 20, 2006, by and among Think Partnership Inc. and the schedule of Buyers attached thereto. (3)

4.6	Form of Warrant by and among Think Partnership Inc. and the schedule of Buyers attached to Securities Purchase Agreement. (3)

5.1	Opinion of Rosenfeld Roberson Johns & Durrant regarding legality. *

10.1	Securities Purchase Agreement dated as of March 20, 2006 by and among Think Partnership Inc. and the investors listed on the Schedule of Buyers attached thereto. (4)

21.1	List of Subsidiaries. (5)

23.1	Consent of Blackman Kallick Bartelstein LLP.*

23.2	Consent of Rosenfeld Roberson Johns & Durrant (Included in Exhibit 5.1).

23.3	Consent of Hansen, Bradshaw, Malmrose & Erickson, P.C. *

(1)

Incorporated by reference and filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 2004 (SEC File No. 333-121761).

(2)	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2006 (SEC File No. 001-32442).

(3)	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2006 (SEC File No. 001-32442).

(4)	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2006 (SEC File No. 001-32442).

(5)	Incorporated by reference and filed as an exhibit to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 7, 2006 (SEC File No. 333-134823).

*	Filed herewith.